CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use in the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission and in the Form AC and Application H-(e)1-S filed with the Office of Thrift Supervision of our report dated October 26, 2001 on the financial statements of Mt. Troy Savings Bank, FSB for the years ended September 30, 2001 and 2000. We also consent to the references to us under the heading "Experts" in the Registration Statement on Form SB-2 and the Form AC and Application H-(e)1-S.



                                             /s/Stokes & Hinds, LLC
                                             ----------------------
                                             Stokes & Hinds, LLC



Pittsburgh, PA
January 22, 2002